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                                                                   Exhibit 10(e)



                                            CHANGE IN CONTROL AGREEMENT
                                            ---------------------------

                  AGREEMENT by and between EastGroup Properties, a Maryland real estate investment trust (the "Company"), with offices at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201-2195, and ________________ (the "Executive"), an individual residing at __________________________________________, dated as of the ____ day of
____________ 1997.

                  WHEREAS, the Company recognizes that the current business environment makes it difficult to attract and retain highly qualified executives unless a certain degree of security can be offered to such individuals against organizational and personnel changes that frequently follow changes in control of an organization; and

                  WHEREAS, even rumors of acquisitions or mergers may cause executives to consider major career changes in an effort to assure financial security for themselves and their families; and

                  WHEREAS, the Company desires to assure fair treatment of its executives in the event of a Change in Control (as defined below) and to allow them to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing their willingness to remain with the Company notwithstanding the outcome of a possible Change in Control transaction; and

                  WHEREAS, the Company recognizes that its executives will be involved in evaluating or negotiating any offers, proposals, or other transactions that could result in Changes in Control of the Company and believes that it is in the best interest of the Company and its stockholders for such executives to be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Company's security holders in making these evaluations and carrying on such negotiations; and

                  WHEREAS, the Board of Trustees (the "Board") of the Company believes it is essential to provide the Executive with compensation arrangements upon a Change in Control that provide the Executive with individual financial security and that are competitive with those of other corporations, and, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                  NOW THEREFORE, the parties, for good and valuable consideration and intending to be legally bound, agree as follows:

                  1. OPERATION AND TERM OF AGREEMENT. This Agreement shall be effective immediately upon its execution. This Agreement may be terminated by the Company upon 24 months' advance written notice to the Executive; PROVIDED, HOWEVER, that after a Change in Control of the Company during the term of this Agreement, this Agreement shall remain



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in effect until all of the obligations of the parties under the Agreement are satisfied and the Protection Period (as defined below) has expired. Prior to a Change in Control this Agreement shall immediately terminate upon termination of the Executive's employment or upon the Executive's ceasing to be an elected officer of the Company, except in the case of such termination under circumstances set forth in Section 2(e) below.

                  2. CERTAIN DEFINITIONS. The following words and phrases shall have the meanings given for the purposes of this Agreement:

                          (a)      "Cause" shall mean (i) the continued failure
by the Executive to perform his material responsibilities and duties toward the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness); (ii) the engaging by the Executive in willful or reckless conduct that is demonstrably injurious to the Company monetarily or otherwise; (iii) the conviction of the Executive of a felony; or
(iv) the commission or omission of any act by the Executive that is materially inimical to the best interests of the Company and that constitutes on the part of the Executive common law fraud or malfeasance, misfeasance, or nonfeasance of duty; provided, however, that "cause" shall not include the Executive's lack of professional qualifications. For purposes of this Agreement, an act, or failure to act, on the Executive's part shall be considered "willful" or "reckless" only if done, or omitted, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive's employment shall not be deemed to have been terminated for "cause" unless the Company shall have given or delivered to the Executive (A) reasonable notice setting forth the reasons for the Company's intention to terminate the Executive's employment for "cause"; (B) a reasonable opportunity, at any time during the 30-day period after the Executive's receipt of such notice, for the Executive, together with his counsel, to be heard before the Board; and (C) a Notice of Termination (as defined in Section 10 below) stating that, in the good faith opinion of not less than a majority of the entire membership of the Board, the Executive was guilty of the conduct set forth in clauses (i), (ii), (iii), or (iv) of the first sentence of this Section 2(a).

                          (b)      "Change in Control" shall mean a change in
control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirements; provided that, without limitation, a Change in Control shall be deemed to have occurred if (i) any person (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, the following persons (the "Continuing Trustees") cease for any reason to constitute a majority of the
Board: individuals who at the beginning of such

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period constitute the Board and new trustees each of whose election to the Board or nomination for election to the Board by the Company's security holders was approved by a vote of at least two-thirds of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved; or (iii) the security holders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) a majority of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (B) a merger of consolidation that is approved by a Board having a majority of its members persons who are Continuing Trustees, of which Continuing Trustees not less than two-thirds have approved the merger or consolidation; or (iv) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                           (c)      "Code" shall mean the Internal Revenue Code
of 1986, as amended.

                           (d)      "Disability," for purposes of this
Agreement, shall mean total disability as defined in any long-term disability plan sponsored by the Company in which the Executive participates, or, if there is no such plan or it does not define such term, then Disability shall mean the physical or mental incapacity of the Executive that prevents the Executive from substantially performing the duties of the office or position to which the Executive was elected or appointed by the Board for a period of at least 180 days, which incapacity is expected to be permanent and continuous through the Executive's 65th birthday.

                           (e)      The "Change in Control Date" shall be any
date during the term of this Agreement on which a Change in Control occurs. Notwithstanding any contrary provision in this Agreement, if the Executive's employment or status as an elected officer with the Company is terminated by the Company within six months before the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for the purposes of this Agreement the "Change in Control Date" shall mean the date immediately before the date of such termination.

                           (f)      "Good Reason" means:

                                    (i)     the assignment to the Executive
within the Protection Period of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements, authority, duties, or responsibilities) or any

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other action that results in a diminution in such position, authority, duties, or responsibilities excluding for this purpose an isolated, insubstantial, and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice given by the Executive;

                                   (ii)    a reduction by the Company in the
Executive's base salary in effect immediately before the beginning of the Protection Period or as increased from time to time after the beginning of the Protection Period;

                                   (iii)   a failure by the Company to maintain
plans providing benefits at least as beneficial as those provided by any benefit or compensation plan (including, without limitation, any incentive compensation plan, bonus plan, or program, retirement, pension or savings plan, life insurance plan, health and dental plan, or disability plan) in which the Executive is participating immediately before the beginning of the Protection Period or any action taken by the Company that would adversely affect the Executive's participation in, or reduce the Executive's opportunity to benefit under, any of such plans or deprive the Executive of any material fringe benefit enjoyed by him immediately before the beginning of the Protection Period; provided, however, that a reduction in benefits under the Company's tax-qualified retirement, pension, or savings plans or its life insurance plan, health and dental plan, disability plans, or other insurance plans, which reduction applies generally to participants in the plans and has a de minimis effect on the Executive shall not constitute "Good Reason" for termination by the Executive;

                                   (iv)    the Company's requiring the
Executive, without the Executive's written consent, to be based at any office or location in excess of 50 miles from his office location immediately before the beginning of the Protection Period, except for travel reasonably required in the performance of the Executive's responsibilities;

                                   (v)     any purported termination by the
Company of the Executive's employment for Cause otherwise than as referred to in
Section 10 of this Agreement; or

                                   (vi)    any failure by the Company to obtain
the assumption of the obligations contained in this Agreement by any successor as contemplated in Section 9(c) of this Agreement.

                          (g)      "Parent" means any entity that directly or
indirectly through one or more other entities owns or controls more than 50 percent of the voting securities or shares of beneficial interest of the Company.

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                          (h)      "Protection Period" means the period
beginning on the Change in Control Date and ending on the last day of the 36th calendar month following the Change in Control Date.

                          (i)      "Subsidiary" means a company 50 percent or
more of the voting securities of which are owned, directly or indirectly, by the Company.

                 3. BENEFITS UPON TERMINATION UNDER CERTAIN CIRCUMSTANCES
WITHIN THE PROTECTION PERIOD. If the Executive's employment is terminated by the Company during the Protection Period other than for Cause or Disability and other than as a result of the Executive's death, or if the Executive terminates his employment during the Protection Period for Good Reason, the Company shall, subject to Section 7, pay to the Executive in a lump sum in cash within ten days after the date of termination the aggregate of the following amounts and shall provide the following benefits:

                          (a)      The Executive's base salary and vacation pay
(for vacation not taken) accrued but unpaid through the date of termination of employment; and

                          (b)      A lump sum severance payment in an amount
equal to the product of 2.99 times the Executive's "Average Annual Compensation." For the purposes of this Agreement, "Average Annual Compensation" shall be an amount equal to the annual average of the sums of (i) the Executive's annual base salary from the Company plus (ii) the amount of bonus accrued by the Company for the Executive, in each case for the three calendar years that ended immediately before (or, if applicable, coincident with) the Change in Control Date; and

                          (c)      Within 30 days of the date of termination of
employment, upon surrender by the Executive of the outstanding options to purchase shares of beneficial interest of the Company ("Shares of Beneficial Interest") granted to the Executive by the Company (the "Outstanding Options") and any stock appreciation rights granted to the Executive by the Company ("SARs"), an amount with respect to each Outstanding Option and SAR (whether vested or not) equal to the difference between the exercise price of such Outstanding Options and SARs and the higher of (x) the fair market value of the Shares of Beneficial Interest on the date of such termination (but not less than the closing price for the Shares of Beneficial Interest on the New York Stock Exchange, or such other national stock exchange on which such shares may be listed, on the last trading day such shares traded prior to the date of termination); and (y) the highest price paid for Shares of Beneficial Interest or, in the cases of securities convertible into Shares of Beneficial Interest or carrying a right to acquire Shares of Beneficial Interest, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Shares of Beneficial Interest or at which Shares of Beneficial Interest may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change in Control of the Company;

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PROVIDED, HOWEVER, that this Section 3(c) shall not apply to the surrender of any Outstanding Option that is an incentive stock option (within the meaning of section 422 of the Code); and

                          (d)      The Company shall provide the Executive with
life insurance coverage and health plan coverage substantially comparable to the coverage the Executive was receiving from the Company immediately before termination of employment; the provision of such coverage will continue until the expiration of the 36-calendar month period following the date of the termination of the Executive's employment, or, if earlier, until the date on which the Executive becomes eligible for comparable coverage in connection with subsequent employment, provided, however, that if such coverage is not available under the plans covering the Company's employees, the Company may, at its option, substitute for the provision of such coverage monthly payments to the Executive for the same period in an amount equal to the reasonable monthly cost of securing comparable coverage for an individual of the Executive's age on a standard risk basis; and

                          (e)      All of the Executive's benefits accrued
under any supplemental retirement plans, excess retirement plans, and deferred compensation plans maintained by the Company or any of its Subsidiaries shall become immediately vested in full; and

                          (f)      All of the Executive's Outstanding Options
shall become immediately vested and exercisable in full.

                  4.      BENEFITS ON VOLUNTARY TERMINATION WITHIN SIX MONTHS.

                          (a)      If, during the period beginning on the
Change in Control Date and ending on the last day of the sixth calendar month following the Change in Control Date, the Executive voluntarily terminates his employment with the Company without Good Reason and other than for Disability, as a result of his death, or in anticipation of a termination for Cause, then the Company shall, subject to Section 7, make severance payments to the Executive for a period of 36 months beginning with the calendar month following the date of termination, with each monthly payment equal to one-twelfth of the Executive's Average Annual Compensation, subject to paragraph (b).

                          (b)      If the Executive receives any remuneration
in the form of wages, salary, or consulting fees from another employer or income from self employment (excluding investment income) for employment, services, or self-employment during the 36-month severance pay period, the Company's obligation under paragraph (a) above shall be reduced by one-half the amount of such remuneration. For the purpose of this reduction, the Company's 36-month severance pay obligation shall be considered as an aggregate amount. The Executive shall report to the Company by the 15th day of each month after the termination of his employment the amount of such remuneration the Executive received during the preceding month, and the Executive shall deliver to the Company a copy of his

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federal income tax return for each of the calendar years containing a portion of the severance pay period.

                          (c)      The Company shall, within 30 days of the
termination of the Executive's employment under circumstances described in paragraph (a), enter into an agreement with a trustee and establish a trust for the purpose of assisting the Company meet its obligation to the Executive under paragraph (a) and deposit with the trustee an amount equal to the present value of the Company's obligation to the Executive under paragraph (a) (disregarding paragraph (b) solely for the purpose of the present value calculation) on that date. The trust shall be a grantor trust, within the meaning of subchapter J, chapter 1, subtitle A of the Code, of which the Company is grantor, and the assets of the trust shall be subject to the claims of the Company's creditors in the event of insolvency.

                                   The Company shall remain liable to satisfy
its obligations under paragraph (a), which may be satisfied with the assets of the trust. The trust agreement shall provide that all amounts remaining in the trust fund upon the satisfaction of the Company's obligation to the Executive under paragraph (a) shall be returned to the Company.

                                   To the extent the Executive acquires a right
to receive payments from the Company under paragraph (a), the right shall be no greater than the right of any unsecured creditor of the Company. The Company and Executive acknowledge it is their intent and they agree that for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and for purposes of the Code and for all other purposes, this Agreement and any trust the Company may establish pursuant to this paragraph (c) constitute an unfunded arrangement maintained for the purpose of providing compensation for an individual who is a member of a select group of management or highly compensated employees.

                 5. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive, or other plans, practices, policies, or programs provided by the Company or any of its Subsidiaries and for which the Executive may qualify, nor shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its Subsidiaries. Any amount of vested benefit or any amount to which the Executive is otherwise entitled under any plan, practice, policy, or program of the Company or any of its Subsidiaries shall be payable in accordance with the plan, practice, policy, or program; PROVIDED, HOWEVER, that if the Executive is entitled to benefits under Section 3 or 4, the Executive shall not be entitled to severance pay, or benefits similar to severance pay, under any plan, practice, policy, or program generally applicable to employees of the Company or any of its Subsidiaries. The provision of severance pay or other benefits pursuant to Section 3 or 4 shall not be deemed to be a continuance of the Executive's employment for any purposes.

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                  6. FULL SETTLEMENT; NO OBLIGATION TO SEEK OTHER EMPLOYMENT;
LEGAL EXPENSES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations under this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action the Company may have against the Executive or others. The Executive shall not be obligated to seek other employment or take any action other than as provided in Section 4(b) by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company agrees to pay, upon written demand by the Executive, all legal fees and expenses the Executive may reasonably incur as a result of any dispute or contest (regardless of outcome) by or with the Company or others regarding the validity or enforceability of, or liability under, any provision of this Agreement. In any such action brought by the Executive for damages or to enforce any provisions of this Agreement, the Executive shall be entitled to seek both legal and equitable relief and remedies, including, without limitation, specific performance of the Company's obligations under this Agreement, in the Executive's sole discretion.

                  7. CUT BACK IN BENEFITS. Notwithstanding any other provision of this Agreement, the cash lump sum payment and other benefits or severance pay otherwise to be provided pursuant to Section 3 or 4 of this Agreement, as applicable, (the "Severance Benefit") shall be reduced as described below if the Company would, by reason of section 280G of the Code, not be entitled to deduct for federal income tax purposes any part of the Severance Benefit or any part of any other payment or benefit to which Executive is entitled under any plan, practice, policy, or program. For the purposes of this Agreement, the Company's independent auditors shall determine the value of any deferred payments or benefits in accordance with the principles of section 280G of the Code, and tax counsel selected by the Company's independent auditors and acceptable to the Company shall determine the deductibility of payments and benefits to which the Executive is entitled. The Severance Benefit shall be reduced only to the extent required, in the opinion of such tax counsel, to prevent such nondeductibility of any part of the remaining Severance Benefit and other payments and benefits to which the Executive is entitled. The Company shall determine which elements of the Severance Benefit shall be reduced to conform to the provisions of this
Section 7. Any determination made by the Company's independent auditors or by tax counsel pursuant to this Section 7 shall be conclusive and binding on the Executive.

                  8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data relating to the Company or any of its Subsidiaries, and their respective businesses, obtained by the Executive during the Executive's employment by the Company or any of its Subsidiaries and that has not become public knowledge (other than by acts of the Executive or his representatives in violation of this Agreement). After the date of termination of the Executive's employment with the Company, the Executive shall not, without the prior written

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consent of the Company, communicate or divulge any such information, knowledge, or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  9.      SUCCESSORS.

                          (a)      This Agreement is personal to the Executive
and shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives or successors in interest. The Executive may designate a successor or successors in interest to receive any and all amounts due the Executive under this Agreement after the Executive's death. A designation of a successor in interest shall be made in writing, signed by the Executive, and delivered to the Company pursuant to Section 13(b). This
Section 9(a) shall not supersede any designation of beneficiary or successor in interest made by the Executive or provided for under any other plan, practice, policy, or program of the Company.

                          (b)      This Agreement shall inure to the benefit of
and be binding upon the Company and its successors and assigns.

                          (c)      The Company shall require any successor
(whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company and any Parent of the Company or any successor and without regard to the form of transaction utilized to acquire the business or assets of the Company, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or parentage had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid (and any Parent of the Company or any successor) that is required by this clause to assume and agree to perform this Agreement or that otherwise assumes and agrees to perform this Agreement.

                 10. NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party given in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and
(iii) if the date of termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination

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any fact or circumstance that contributes to a showing of Good Reason shall not waive any right of the Executive under this Agreement or preclude the Executive from asserting such fact or circumstance in enforcing his rights.

                 11. REQUIREMENTS AND BENEFITS IF EXECUTIVE IS EMPLOYEE OF SUBSIDIARY OF COMPANY. If the Executive is an employee of any Subsidiary of the Company, he shall be entitled to all of the rights and benefits of this Agreement as though he were an employee of the Company and the term "Company" shall be construed to include the Subsidiary by which the Executive is employed. The Company guarantees the performance of its Subsidiary under this Agreement.

                 12. DISPUTE RESOLUTION. The Company and the Executive shall attempt to resolve between them any dispute that arises under this Agreement. If they cannot agree within ten days after either party submits a demand for arbitration to the other party, then the issue shall be submitted to arbitration with each party having the right to appoint one arbitrator and those two arbitrators mutually selecting a third arbitrator. The rules of the American Arbitration Association for the arbitration of commercial disputes shall apply and the decision of two of the three arbitrators shall be final. The arbitrators must reach a decision within 60 days after the selection of the third arbitrator. The arbitration shall take place in Jackson, Mississippi. The arbitrators shall apply Mississippi law.

                  13.    MISCELLANEOUS.

                         (a)      This Agreement shall be governed by and
construed in accordance with the laws of the State of Mississippi, without reference to principles of conflict of laws. The captions of this Agreement are not part of the Agreement and shall have no force or effect. This Agreement may be amended or modified only by a written agreement executed by the parties or their respective successors and legal representatives.

                         (b)      All notices and other communications under
this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, to the addresses for each party as first written above or to such other address as either party shall have furnished to the other in writing in accordance with this Section 13. Notices and communications to the Company shall be addressed to the attention of the Company's Corporate Secretary. Notice and communications shall be effective when actually received by the addressee.

                         (c)      Whenever reference is made in this Agreement
to any specific plan or program of the Company, to the extent that the Executive is not a participant in the plan or program or has no benefit accrued under it, whether vested or contingent, as of the Change in Control Date, then such reference shall be null and void and the Executive shall acquire no additional benefit as a result of such reference.

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                           (d)      The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                           (e)      The Company may withhold from any amounts
payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                           (f)      The Company's or the Executive's failure to
insist upon strict compliance with any provision of this Agreement shall not be construed to be a waiver of such provision or any other provision.

                           (g)      Except in the case of termination of
employment or elected officer status under the circumstances set forth in
Section 2(e) above, upon a termination of the Executive's employment or upon the Executive's ceasing to be an elected officer of the Company, in each case, prior to the Change in Control Date, there shall be no further rights under this Agreement.

                  IN WITNESS WHEREOF, the Executive has set his hand to this Agreement and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed as of the day and year first above written.

                                        EASTGROUP PROPERTIES

                                        By____________________________________

                                        EXECUTIVE

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